SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 26, 2006



                                 DST MEDIA, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                  000-499749                        95-4881015
--------------              ---------------                   ---------------
(State or other             (Commission                       (I.R.S. Employer
jurisdiction of             File Number)                      or organization)
incorporation               Identification No.)


               2541 Monroe Avenue, Suite 301, Rochester, NY 14618
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                         Registrant's telephone number,
                              including area code:
                                  585-244-1840
         ---------------------------------------------------------------


                  2650 Jamacha Road # 147-2 El Cajon, CA 92019
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
------  ---------------------------------------------

In connection with the audit of the fiscal year ended December 31, 2004 and 2003 and through March 26, 2006, the date that Registrant dismissed Beadle, McBride, Evans & Reeves, LLP, as auditors for the Company, no disagreements existed on any matter of accounting, principles, or practices, financial statement disclosure or auditing scope of procedure. Nor did financial statements for the years ending 12/31/03 and 12/31/04 contain any adverse opinion or disclaimer of opinion nor were qualified or modified as to uncertainty, audit scope or accounting principles nor contain any such adverse opinion, disclaimer of opinion, modification or qualification, except that each contained a statement that, "the Company is in the development stage and has no current sources of revenue, without realization of additional capital, it would be unlikely for the Company to continue as a going concern." In November 2005, E-Cap Ventures Corp. acquired 100 percent of the outstanding shares of the Registrant. Mr. Morris Diamond is the chief executive officer and chief financial officer of E-Cap Ventures. It was Mr. Diamond's decision to employ Rotenberg & Co. LLP, with offices at 1870 Winton Road South, Rochester, NY 14618, as the new auditors for the company effective March 26, 2006. Mr. Diamond had for many years and is presently using Rotenberg & Co. as auditors for companies with which he is presently and had been associated. Accordingly, he wishes to continue to use them as such. The board of directors of the Registrant approved the decision to change accountants as aforesaid. During the Company's two most recent fiscal years and up through March 26, 2006, the Registrant did not consult Rotenberg & Co. regarding any of the items set forth in Item 304 (a) (2) (i) (ii) of Regulation S-K.

ITEM 7. EXHIBITS

16.1 Letter from Beadle, McBride, Evans & Reeves, LLP to the SEC dated May 11, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DST Media, Inc.
                                             (Registrant)

Dated: May 11, 2006               By: /s/ MORRIS DIAMOND
                                      ----------------------
                                      Morris Diamond, President